EXHIBIT 99.1


July 30, 1997


Kenneth H. Hoch, Esquire
Sonnenschein Nath & Rosenthal
8000 Sears Tower
Chicago, IL  60606-6404

  Re:First Merchants Acceptance Corporation, Docket NO 1643N97

Dear Mr. Hoch:

We are in receipt of your letter dated July 28, 1997 to Abdul Mohamed wherein you inform us that First Merchants Acceptance Corporation is not in a position to meet the filing requirements and that the July 31, 1997 hearing should no longer take place. This will serve to acknowledge your letter and notify you that the Company's hearing request shall be considered moot and the file closed. Therefore, the common stock of the Company will be delisted effective with the close of the market on Wednesday, July 30, 1997.

If you have any questions regarding this matter, please contact me at (202) 496-2529.

Sincerely,

/s/ David A. Donohoe, Jr.

David A. Donohoe, Jr.
Counsel
Listing Qualifications Hearings